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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2000 relating to the financial statements which appear in Synbiotics Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999.

PRICEWATERHOUSECOOOPERS LLP

San Diego, California
April 24, 2000